UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2013

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 1, 2013, Kinder Morgan Energy Partners, L.P. (the “Partnership”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the Partnership, as Borrower; Kinder Morgan Operating L.P. “B”, as the Subsidiary Borrower; the lenders listed on the signature pages to the Credit Agreement; and Wells Fargo Bank, National Association, as Administrative Agent. The Credit Agreement provides for a $2.7 billion unsecured revolving credit facility, which replaces the Partnership’s $2.2 billion unsecured revolving credit facility that was scheduled to mature on July 1, 2016. The Credit Agreement provides that the margin the Partnership will pay with respect to borrowings and the facility fee the Partnership will pay on the total commitment will vary based on the Partnership’s senior debt credit rating, and it includes financial covenants and events of default that are common in such agreements. The financial covenants under the credit facility remain substantially unchanged as compared to those under the Partnership’s previous credit facility. The credit facility can be used to back stop commercial paper issuances and for general partnership purposes. The credit facility will expire on May 1, 2018.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Amended and Restated Credit Agreement, dated as of May 1, 2013, among Kinder Morgan Energy Partners, L.P.; Kinder Morgan Operating L.P. “B”; the lenders party thereto; and Wells Fargo Bank, National Association, as Administrative Agent.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

	By:	KINDER MORGAN G.P., INC.,
its general partner

		By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: May 1, 2013			By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement, dated as of May 1, 2013, among Kinder Morgan Energy Partners, L.P.; Kinder Morgan Operating L.P. “B”; the lenders party thereto; and Wells Fargo Bank, National Association, as Administrative Agent.